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As filed with the Securities and Exchange Commission on June 23 , 2003

Registration No. 333-103719

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

AMENDMENT NO. 2
TO
FORM S-3
REGISTRATION STATEMENT
Under
the Securities Act of 1933

CAREER EDUCATION CORPORATION
(Exact name of registrant as specified in its charter)
 See Table of Additional Registrants

Delaware (State or other jurisdiction of incorporation or organization)	36-3932190 (I.R.S. Employer Identification No.)

2895 Greenspoint Parkway, Suite 600, Hoffman Estates, Illinois, 60195, (847) 781-3600
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

John M. Larson
Chairman, President and Chief Executive Officer
2895 Greenspoint Parkway, Suite 600, Hoffman Estates, Illinois, 60195, (847) 781-3600
(Name, address, including zip code, and telephone number, including area code, of agent for service)
Copy to: Lawrence D. Levin, Esq. Katten Muchin Zavis Rosenman 525 West Monroe Street, Suite 1600 Chicago, Illinois 60661-3693 (312) 902-5200

        Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

        If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

        If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

        If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

        If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

        If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. ☐

        The Registrants hereby amend this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrants shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to Section 8(a), may determine.

TABLE OF ADDITIONAL REGISTRANTS

NAME	JURISDICTION OF INCORPORATION OR ORGANIZATION	I.R.S. EMPLOYEE IDENTIFICATION NO.	PRIMARY STANDARD INDUSTRIAL CLASSIFICATION CODE NUMBER
ABS Educational Heritage, LLC	Delaware	01-0584053	8200
AIU Educational Heritage, LLC	Delaware	01-0584068	8200
Al Collins Graphic Design School, Ltd.	Delaware	86-0752105	8200
Allentown Business School, Ltd.	Delaware	36-4027078	8200
American InterContinental University, Inc.	Georgia	58-1286467	8200
American InterContinental University—London, LTD. U.S.	District of Columbia	58-1920398	8200
Briarcliffe College, Inc.	New York	11-2128233	8200
Briarcliffe Educational Heritage, LLC	Delaware	01-0584060	8200
Brooks College, Ltd.	Delaware	33-0615730	8200
Brooks Institute of Photography, L.L.C.	Delaware	36-4268865	8200
Brown Institute, Ltd.	Delaware	36-4027082	8200
California Culinary Academy, Inc.	California	94-3042862	8200
California Culinary Academy, LLC	Delaware	36-4329853	8200
CEC Educated Staffing, Inc.	Delaware	36-4371877	8200
CEC e-Learning, LLC	Illinois	71-0911286	8200
CEC Employee Group, LLC	Delaware	36-4302828	8200
CEC Europe, LLC	Delaware	04-3736581	8200
CEC Holdings I, Inc.	Delaware	13-3775180	8200
CEC Management, Inc.	Illinois	36-4027077	8200
CEC OnLine Sales, LLC	Illinois	36-4520571	8200
EduTrek Systems, Inc.	Georgia	58-2012368	8200
EduTrek International, Inc.	Georgia	58-2255470	8200
Gibbs College of Boston, Inc., a private two-year college	Massachusetts	04-3218659	8200
Harrington Institute of Interior Design, Inc.	Illinois	36-2486327	8200
Hoban Holding, Inc	Pennsylvania	25-1822464	8200
IAMD, Limited	Delaware	36-4158674	8200
International Academy of Design—Orlando, Inc.	Florida	36-4376545	8200
International Academy of Design & Technology—Detroit, Inc.	Delaware	56-2341970	8200
International Academy of Merchandising & Design, Inc.	Florida	59-2887925	8200
International Academy of Merchandising & Design, Ltd.	Illinois	36-3772608	8200
Katharine Gibbs of Philadelphia, LLC	Pennsylvania	52-2257467	8200
KGS Educational Heritage, LLC	Delaware	01-0584044	8200
LCB Culinary Schools, LLC	Delaware	36-4269757	8200
LCB Educational Heritage, LLC	Delaware	35-2194580	8200
McIntosh College, Inc.	Delaware	36-4278498	8200
Marlin Acquisition Corp.	Florida	56-2341960	8200
Market Direct, Inc.	Illinois	36-4120782	8200
Missouri College, Inc.	Missouri	47-0793327	8200
Orlando Culinary Academy, Inc.	Florida	36-4476023	8200
PA Culinary Acquisition Corporation	Delaware	36-4481432	8200
PA Culinary Educational Heritage, LLC	Delaware	01-0584079	8200
Pennsylvania Institute of Culinary Arts, Inc.	Pennsylvania	25-1548137	8200
School of Computer Technology, Inc.	Delaware	36-4128983	8200
Scottsdale Culinary Institute, Ltd.	Delaware	35-4226208	8200
Scottsdale Beverages, LLC	Delaware	57-1159760	8200
Scottsdale Group, LLC	Delaware	57-1159755	8200
Southern California School of Culinary Arts, Ltd.	Delaware	36-4128983	8200
TCA Acquisition, L.P.	Texas	74-3005808	8200
TCA Beverages, Inc.	Texas	75-3083474	8200
TCA Group, Inc.	Texas	72-1535834	8200
The Cooking and Hospitality Institute of Chicago, Inc.	Illinois	36-3230002	8200
The Katharine Gibbs Corporation—Melville	New York	11-3193464	8200
The Katharine Gibbs Corporation—New York	New York	13-3751139	8200
The Katharine Gibbs School of Montclair, Inc.	New Jersey	23-3275485	8200
The Katharine Gibbs School of Piscataway, Inc.	New Jersey	22-3275484	8200
The Katharine Gibbs School of Norwalk, Inc.	Connecticut	06-1388463	8200
The Katharine Gibbs School of Providence, Inc.	Rhode Island	05-0475713	8200
Washington Business School, Ltd.	Delaware	36-4328545	8200
Western Culinary Institute, Ltd.	Delaware	36-4094425	8200

SUBJECT TO COMPLETION, DATED JUNE 23, 2003

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PROSPECTUS

$300,000,000

Debt Securities
Convertible Debt Securities
Preferred Stock
Convertible Preferred Stock
Common Stock

        By this prospectus, we may periodically offer and issue any combination of the following securities:

  •
  unsecured debt securities or unsecured convertible debt securities consisting of debentures, notes and/or other evidences of unsecured indebtedness, in one or more series, which may be jointly and severally, fully and unconditionally guaranteed by some or all of our current, wholly-owned, domestic subsidiaries;

  •
  preferred stock or convertible preferred stock, in one or more series; and

  •
  common stock.

        The total offering price of these securities will not exceed $300,000,000. We will provide the specific terms of these securities in supplements to this prospectus. You should read this prospectus and the applicable supplement carefully before you purchase any of these securities.

        Our common stock is listed on the Nasdaq National Market under the symbol "CECO."

        Investing in our securities involves certain risks. See "Management's Discussion and Analysis of Financial Condition and Results of Operations—Risks Related to Our Business" in our Annual Report on Form 10-K/A for our fiscal year ended December 31, 2002, which is incorporated by reference into this prospectus.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this Prospectus is                        , 2003

TABLE OF CONTENTS

ABOUT THIS PROSPECTUS	1
WHERE YOU CAN FIND MORE INFORMATION	1
CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS	3
THE COMPANY	3
USE OF PROCEEDS	4
RATIO OF EARNINGS TO FIXED CHARGES	5
DESCRIPTION OF DEBT SECURITIES AND SUBSIDIARY GUARANTEES	5
DESCRIPTION OF CAPITAL STOCK	13
PLAN OF DISTRIBUTION	16
LEGAL MATTERS	17
EXPERTS	17

i

ABOUT THIS PROSPECTUS

        This prospectus is part of a shelf registration statement we have filed with the SEC. By using a shelf registration statement, we may sell, from time to time and in one or more offerings, any combination of the securities described in this prospectus. We may sell these securities separately, together or in units. We will not sell more than $300,000,000 of securities through these offerings.

        In this prospectus, we provide you with material terms currently known or contemplated by us for securities we may offer. Each time we sell securities, we will provide a prospectus supplement that contains additional information about the specific terms of those securities and the offering. In the prospectus supplement, we may also add to or update information contained in this prospectus. You should read both this prospectus and any prospectus supplement, together with the additional information described below under the heading "Where You Can Find More Information." Prior to investing in securities we offer pursuant to this prospectus, you should read the most recent risk factors, which currently appear under the heading "Management's Discussion and Analysis of Financial Condition and Results of Operations—Risks Related to Our Business" in our Annual Report on Form 10-K/A for our fiscal year ended December 31, 2002, included in incorporated documents and any update to those risk factors included in the accompanying prospectus supplement.

        You should rely only on the information incorporated by reference or provided in this prospectus and the applicable prospectus supplement. We have not authorized anyone else to provide you with different information. You should not assume that the information in this prospectus or any applicable prospectus supplement is accurate as of any date other than the date on the cover of the applicable document. We are not making an offer of the securities in any state where the offer or sale is not permitted.

        When used in this prospectus, an accompanying prospectus supplement or the documents incorporated by reference herein, the following terms have the following meanings:

  •
  the term "school" means a campus or group of campuses known by a single brand name, such as The Katharine Gibbs Schools or Collins College;

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  the term "campus" means a single location of any school, such as the New York campus of The Katharine Gibbs Schools or Collins College in Tempe, Arizona; and

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  the term "institution" means a main campus and its additional locations, as such are defined under regulations of the U.S. Department of Education.

WHERE YOU CAN FIND MORE INFORMATION

        We file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC's public reference room at 450 Fifth Street, N.W., Judiciary Plaza, Room 1024, Washington, D.C. 20549 or at the SEC's regional offices located at Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661 and 233 Broadway, New York, New York 10005. You may obtain information on the operation of the public reference room in Washington, D.C. by calling the SEC at 1-800-SEC-0330. Our SEC filings also are available from the SEC's web site at http://www.sec.gov.

        This prospectus is part of a registration statement we filed with the SEC. As permitted by SEC rules, this prospectus does not contain all of the information contained in the registration statement and its exhibits and schedules. For more information about us, please see the registration statement and its exhibits and schedules, which can be obtained from the SEC as described above.

        The SEC allows us to "incorporate by reference" into this prospectus other documents we file separately with it, which means that we can disclose important information to you by referring you to those documents. The information in the documents incorporated by reference is considered to be part of this prospectus, and information in documents that we file later with the SEC will automatically update and supersede this information and information contained in this prospectus. We incorporate by reference the documents listed below that we have filed with the SEC (Commission File No. 0-23245) and any future filings we will make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 until we sell all of the securities offered by this prospectus:

  1.
  Our Annual Report on Form 10-K for our fiscal year ended December 31, 2002 that we filed with the SEC on March 10, 2003, as amended on Form 10-K/A that we filed with the SEC on April 28, 2003;

  2.
  Our Quarterly Report on Form 10-Q for our quarter ended March 31, 2003 that we filed with the SEC on May 13, 2003;

  3.
  Our Current Reports on Form 8-K that we filed with the SEC on February 17, 2003, March 27, 2003, April 23, 2003 and June 6, 2003;

  4.
  The description of our common stock contained in our Registration Statement on Form 8-A that we filed with the SEC on October 21, 1997 and any amendment or report that we file to update the description; and

  5.
  The description of our preferred stock purchase rights contained in our Registration Statement on Form 8-A that we filed with the SEC on May 28, 2002 and any amendment or report that we file to update the description.

        You may obtain a copy of the documents we incorporate by reference, at no cost, by writing or telephoning us at the following address and telephone number:

Career Education Corporation
Attn: Investor Relations Department
2895 Greenspoint Parkway, Suite 600
Hoffman Estates, Illinois, 60195
Telephone: (847) 781-3600

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

        This prospectus and the information incorporated by reference herein contain "forward-looking statements," as defined in Section 27A of the Securities Act of 1933 and Section 21E of the Exchange Act, that reflect our current expectations regarding our future growth, results of operations, performance and business prospects and opportunities. We have tried to use words such as "anticipate," "believe," "plan," "expect," "intend" and similar expressions to identify these forward-looking statements. These statements are based on information currently available to us and are subject to risks and uncertainties that could cause our actual growth, results of operations, performance and business prospects and opportunities to differ from those expressed in, or implied by, these statements. These risks and uncertainties include the following:

  •
  our ability to comply with, and the impact of changes in, legislation and regulations that affect our ability to participate in student financial aid programs;

  •
  our ability to complete our acquisition of Whitman Education Group on a timely basis or at all;

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  the effect of our acquisition strategy on future operating results, including our ability to effectively integrate acquired companies, such as Whitman Education Group, into our existing operations;

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  the effect of general economic or business conditions;

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  the effect of competitive pressures in the education industry; and

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  the factors discussed under "Management's Discussion and Analysis of Financial Condition and Results of Operations—Risks Related to Our Business" in our Annual Report on Form 10-K/A for our fiscal year ended December 31, 2002.

        You should not place undue reliance on forward-looking statements. Except as otherwise specifically required by the federal securities laws, we undertake no obligation to publicly update or revise any forward-looking statements contained or incorporated by reference in this prospectus, whether as a result of new information, future events, changed circumstances or otherwise.

THE COMPANY

        We are a provider of private, for-profit postsecondary education with 51 campuses throughout the United States, Canada, France, the United Kingdom and the United Arab Emirates. We also offer online programs through American InterContinental University-Online, our e-learning division. Our total student population as of April 30, 2003 was approximately 54,400. Our schools enjoy long operating histories and offer a variety of master's degree, bachelor's degree, associate's degree, and diploma programs in career-oriented disciplines.

        We were founded in January 1994 to capitalize on opportunities in the large and highly fragmented postsecondary school industry. Since our inception, we have completed 25 acquisitions and have opened four branch start-up campuses. We have acquired schools that we believe possess strong curricula, leading reputations and broad marketability, but that have been under managed from a marketing and/or financial standpoint. We seek to apply our expertise in operations, marketing and curricula development, as well as our financial strength, to improve the performance of these schools.

        Our schools offer educational programs principally in the following five career-related fields of study, identified by us as areas with highly interested and motivated students, strong entry-level employment opportunities and ongoing career and salary advancement potential:

  •
  Visual Communication and Design Technologies: These programs include desktop publishing, graphic design, fashion design, interior design, graphic imaging, web page design, animation, photography and visual journalism.

  •
  Information Technology: These programs include PC/LAN, PC/Net, computer technical support, computer network operation, computer information management and computer programming.

  •
  Business Studies: These programs include business administration, business operations, e-commerce, merchandising management and hospitality management.

  •
  Culinary Arts: These programs include culinary arts, hotel and restaurant management and pastry arts.

  •
  Health Education: These programs include healthcare management, dental office administration, medical massage science, medical office administration, medical assisting, dental assisting, medical administrative assisting and massage therapy.

        We were incorporated in Delaware on January 5, 1994. Our principal executive offices are located at 2895 Greenspoint Parkway, Suite 600, Hoffman Estates, Illinois 60195 and our telephone number is (847) 781-3600. Our web site is located at http://www.careered.com.

Subsidiary Guarantors

        Our payment obligations under the debt securities, including the payment of principal, premium, if any, and interest, may be jointly and severally, fully and unconditionally guaranteed by some or all of our current, wholly-owned, domestic subsidiaries. In this prospectus, we refer to these guarantors as the subsidiary guarantors and to these guarantees as the subsidiary guarantees.

Recent Development

        On March 26, 2003, we entered into a merger agreement with Whitman Education Group, Inc., a proprietary provider of career-oriented post-secondary education, under which we will acquire all of the outstanding shares of Whitman for a combination of cash and our common stock. Under the terms of the agreement, Whitman's shareholders will receive $6.00 in cash and shares of our common stock valued at approximately $8.25 for each of their shares of Whitman common stock. The value of the stock portion of the per share merger consideration is subject to adjustment if the average closing price of our common stock during the 20-day trading period prior to the closing of the merger is greater than $58.00 or less than $44.00. Each outstanding option to purchase Whitman common stock, whether vested or unvested, that is in-the-money based on the value, in cash, of the per share merger consideration will be cashed out by us upon consummation of the merger.

        The merger furthers our strategy to invest in growth opportunities while creating operating efficiencies through economies of scale by acquiring schools that we believe will benefit from the implementation of our business, operating and marketing strategy. For example, we believe that the merger will strengthen our health and online educational programs. The merger will also expand our geographic presence to include new major markets in the United States. In addition to obtaining Whitman shareholder approval, we must also obtain regulatory approvals and satisfy other conditions before we can complete the merger.

USE OF PROCEEDS

        We expect to use the net proceeds from the sale of the securities for general corporate purposes, including working capital, capital expenditures and repayment of existing debt. We may also use the net proceeds to fund acquisitions of other businesses in the education sector. We will describe the use of the net proceeds from the sale of securities in the prospectus supplement for the offering of those securities. Pending their use, we may invest the net proceeds in short-term, interest bearing securities.

RATIO OF EARNINGS TO FIXED CHARGES

        The following table sets forth our ratio of earnings to fixed charges and of earnings to combined fixed charges and preferred stock dividends for the periods indicated:

	Three months ended March 31,		Year ended December 31,
	2003	2002	2002	2001	2000	1999	1998
Ratio of earnings to fixed charges	77.6	42.3	44.3	32.3	26.2	12.5	6.0
Ratio of earnings to combined fixed charges and preferred stock dividends	77.6	42.3	44.3	32.3	26.2	12.5	5.4

        For purposes of this calculation, earnings consist primarily of income from continuing operations before provision for income taxes, minority interests, and fixed charges. Fixed charges consist of interest expense, capitalized interest and amortization of premiums, discounts, and capitalized expenses related to indebtedness. Combined fixed charges and preferred stock dividends include preferred stock dividend requirements and fixed charges. Preferred stock dividends consist of the pre-tax earnings required to pay dividends on all preferred stock.

DESCRIPTION OF DEBT SECURITIES AND SUBSIDIARY GUARANTEES

General

        The following description sets forth material terms currently known or contemplated by us for debt securities and subsidiary guarantees that we may offer pursuant to this prospectus. We will describe additional specific terms of any debt securities and subsidiary guarantees that we offer in a prospectus supplement relating to those securities.

        We may offer pursuant to this prospectus up to $300 million aggregate principal amount of debt securities from time to time in one or more series, or if the debt securities are issued at a discount, such principal amount as may be sold for an initial public offering price of up to $300 million. The debt securities may be jointly and severally, fully and unconditionally guaranteed by some or all of our current, wholly-owned, domestic subsidiaries. Our existing $200 million senior revolving credit facility requires us to satisfy various financial covenants on a periodic basis and limits the aggregate amount of additional debt that we may have outstanding to $100 million. As of the date of this prospectus, we are in compliance with these financial covenants and have no debt outstanding that would count against this limit. The debt securities will be our direct, unsecured obligations and, as indicated in the applicable prospectus supplement, will either be (1) senior debt that ranks equally in right of payment with all of our other current and future unsecured, unsubordinated indebtedness and senior in right of payment to all current and future subordinated indebtedness or (2) subordinated debt that ranks equally in right of payment with all of our other current and future subordinated indebtedness and junior in right of payment to all of our current and future senior debt. The debt securities will be issued under a senior or subordinated indenture, as applicable, between us and one or more trustees. The indentures will not limit the amount of debt securities that we may issue thereunder. The form of the indentures has been filed as an exhibit to the registration statement of which this prospectus is a part and is subject to any amendments or supplements that we enter into with the applicable trustee from time to time. The following summarizes the material terms of the indentures. If you would like more information about the indentures, you should read their more detailed provisions.

        As a holding company that conducts its business operations through its subsidiaries, our ability to make payments of principal of, and/or interest on, issued debt securities will depend upon the cash flow of our subsidiaries and the ability of our subsidiaries to make funds available to us in the form of dividends, loans and other payments, including management services fees. The laws of the states of incorporation for each of our subsidiaries generally place restrictions on our subsidiaries' ability to declare and pay dividends or make advances or other payments to us while they are insolvent. The debt securities we issue may be jointly and severally guaranteed by some or all of our current, wholly-owned, domestic subsidiaries. During the insolvency of any of these subsidiary guarantors, you would need to rely on its guarantee of our obligations under the debt securities to submit a claim for payment. If the debt securities are guaranteed by the subsidiary guarantors, they will be pari pasu in right of payment to the unsecured liabilities of those subsidiaries, including, unless the debt securities are subordinated, any liabilities of those subsidiaries resulting from their guarantee of repayment of our obligations under our senior revolving credit facility. Therefore, the rights of the holders of the debt securities guaranteed by the subsidiary guarantors to participate in any distribution of the assets of any of those subsidiaries upon that subsidiary's liquidation or reorganization or otherwise will be pari pasu with the unsecured claims of creditors of that subsidiary, which would include, unless the debt securities are subordinated, the obligations under our senior revolving credit facility that are guaranteed by our subsidiaries. The rights of the holders of the debt securities not guaranteed by the subsidiary guarantors to participate in any distribution of the assets of any of our subsidiaries upon that subsidiary's liquidation or reorganization or otherwise would be subordinate to the claims of all creditors of that subsidiary, including the obligations under our senior revolving credit facility that are guaranteed by our subsidiaries. Our subsidiaries are not currently parties to agreements that prohibit or restrict dividends, loans or other payments to us, but may enter into such agreements in the future. These agreements will be described in the applicable prospectus supplement.

        As of March 31, 2003, our total consolidated debt was approximately $31.1 million (the current portion of which was approximately $3.5 million). In addition, as described in the section entitled "Recent Development," on March 26, 2002, we entered into an agreement to purchase all of the outstanding stock of Whitman Education Group in exchange for a combination of cash and our common stock. We expect to borrow under our existing $200 million senior revolving credit facility the approximately $125 million necessary to pay the cash consideration payable to Whitman's shareholders and option holders in the merger. Our consolidated financial statements include the results of operations of all our wholly-owned subsidiaries, including our foreign subsidiaries. Therefore, our consolidated financial statements include operations that are not held by the potential subsidiary guarantors.

        We will include additional specific terms relating to a particular series of debt securities in a prospectus supplement relating to the offering. The terms we will describe in the prospectus supplement will include some or all of the following:

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  the distinct title and designation (including whether they are senior debt or subordinated debt and whether or not they are guaranteed by some or all of our current, wholly-owned, domestic subsidiaries) of the debt securities;

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  the terms, if any, on which the debt securities will be subordinate to any of our other debt;

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  the total principal amount and initial offering price, expressed as a percentage of the principal amount, of the debt securities;

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  the date or dates when the principal of the debt securities will be payable;

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  the rate at which the debt securities will bear interest;

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  the date from which interest on the debt securities will accrue;

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  the dates when interest on the debt securities will be payable and the regular record date for these interest payment dates;

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  the place where

    •
    the principal, premium, if any, and interest on the debt securities will be paid,

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    registered debt securities may be surrendered for registration of transfer, and

    •
    debt securities may be surrendered for exchange;

  •
  any sinking fund or other provisions that would obligate us to repurchase or otherwise redeem the debt securities;

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  the terms and conditions upon which we will have the option to redeem the debt securities;

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  the denominations in which any registered debt securities and any bearer debt securities will be issuable, if other than denominations of $1,000 or integral multiples;

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  the identity of the trustee, security registrar, authenticating agent and paying agent;

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  the portion of the principal amount of debt securities that will be payable upon acceleration of the maturity of the debt securities;

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  any index, formula or other method used to determine the amount of principal, premium or interest on the debt securities;

  •
  any material changes to the events of default, defaults or covenants described herein;

  •
  whether the debt securities are issuable as registered debt securities or bearer debt securities, whether there are any restrictions relating to the form in which they are issued and whether bearer and registered debt securities may be exchanged for each other;

  •
  whether we will issue the debt securities in certificated or book-entry form;

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  whether the holders of the debt securities will have any rights to require the us to redeem the debt securities prior to maturity;

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  any obligation that we may have under Rule 14e-1 of the Exchange Act and any other tender offer rules of the Exchange Act with respect to our repurchase of debt securities at the holders' option;

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  to whom interest will be payable

  •
  if other than the registered holder (for registered debt securities),

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  if other than upon presentation and surrender of the related coupons (for bearer debt securities), or

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  if other than as specified in the indentures (for global debt securities);

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  if the debt securities are to be convertible into or exchangeable for shares of our common stock or preferred stock included in this prospectus, the terms of conversion or exchange;

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  any securities exchanges or markets on which the debt securities will be listed; and

  •
  any other material terms of the debt securities.

        We may issue debt securities as original issue discount securities to be sold at a discount below their principal amount. Special U.S. federal income tax considerations applicable to original issue discount securities that we issue will be described in the prospectus supplement for those debt securities.

The Subsidiary Guarantees

        Our payment obligations under any series of debt securities may be jointly and severally, fully and unconditionally guaranteed by the subsidiary guarantors. We will describe whether or not a series of debt securities is guaranteed by the subsidiary guarantors and which of our wholly-owned, domestic subsidiaries are serving as subsidiary guarantors in the applicable prospectus supplement. The form of subsidiary guarantee to be executed by each subsidiary guarantor is filed as an exhibit to the registration statement of which this prospectus is a part.

        The applicable prospectus supplement for an offering of debt securities that are guaranteed by subsidiary guarantors will describe any restrictions on the ability of the subsidiary guarantors to:

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  pay dividends or distributions on, or redeem, purchase, acquire, or make a liquidation payment with respect to, any of the subsidiary guarantors' capital stock; or

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  incur any indebtedness, make any payment of principal of, or interest or premium on, indebtedness or repay, repurchase or redeem any debt securities of the subsidiary guarantors.

        The obligations of each subsidiary guarantor under its subsidiary guarantee will be limited to the maximum amount that will not result in the obligations of the subsidiary guarantor under the subsidiary guarantee constituting a fraudulent conveyance or fraudulent transfer under Federal or state law, after giving effect to:

  •
  all other contingent and fixed liabilities of the subsidiary guarantor; and

  •
  any collections from or payments made by or on behalf of any other subsidiary guarantors in respect of the obligations of the subsidiary guarantor under its subsidiary guarantee.

        If a series of unsubordinated debt securities is guaranteed by the subsidiary guarantors, then the subsidiary guarantees will be pari pasu in right of payment to the unsecured claims of that particular subsidiaries' creditors, including the subsidiary guarantees of the senior revolving credit facility. If a series of subordinated debt securities is guaranteed by the subsidiary guarantors then the subsidiary guarantees will be subordinated to the subsidiary guarantees of the senior revolving credit facility to substantially the same extent as the series is subordinated to our senior revolving credit facility.

Registration and Transfer

        We presently plan to issue each series of debt securities only as registered securities. However, we may issue a series of debt securities as bearer securities, or a combination of both registered securities and bearer securities. If we issue debt securities as bearer securities, they will have interest coupons attached unless we elect to issue them as zero coupon securities. If we issue bearer securities, we will describe material U.S. federal income tax consequences and other material considerations, procedures and limitations in the prospectus supplement for that offering.

        Holders of registered debt securities may present the debt securities for exchange for different authorized amounts of other debt securities of the same series and of similar principal amount at the corporate trust office of the trustee in New York, New York or at any other office we may designate for the purpose and describe in the applicable prospectus supplement. The registered securities must be duly endorsed or accompanied by a written instrument of transfer. The agent will not impose a service charge on you for the transfer or exchange. We may, however, require that you pay any applicable tax or other governmental charge. We will describe any procedures for the exchange of bearer securities for other debt securities of the same series in the prospectus supplement for that offering. Generally, we will not allow you to exchange registered securities for bearer securities.

Conversion and Exchange

        If any debt securities will be convertible into or exchangeable for shares of our common stock or preferred stock included in this prospectus, the applicable prospectus supplement will set forth the terms and conditions of the conversion or exchange, including:

  •
  the conversion price or exchange ratio;

  •
  the conversion or exchange period;

  •
  whether the conversion or exchange will be mandatory or at the option of the holder or us;

  •
  provisions for adjustment of the conversion price or exchange ratio; and

  •
  provisions that may affect the conversion or exchange if the debt securities are redeemed.

Global Securities

        The debt securities of a series may be issued in whole or in part in the form of one or more global securities that we will identify in a prospectus supplement. This means we would not issue certificates to each holder. Unless and until it is exchanged in whole or in part for the individual debt securities represented thereby, a global security may not be registered for transfer or exchange except:

  •
  as a whole by the depositary for the global security to a nominee of the depositary, by a nominee of the depositary to the depositary or another nominee of the depositary, or by the depositary or a nominee of the depositary to a successor depositary or a nominee of the successor depositary; and

  •
  in any other circumstances described in the prospectus supplement applicable thereto.

        The specific terms of the depositary arrangement with respect to any portion of a series of debt securities to be represented by a global security will be described in the applicable prospectus supplement. We expect that the following provisions will apply to depositary arrangements.

        Unless otherwise specified in the applicable prospectus supplement, debt securities that are to be represented by a global security to be deposited with or on behalf of a depositary will be represented by a global security or, in some cases, global securities registered in the name of the depositary or its nominee. Upon the issuance of the global security, and the deposit of the global security with or on behalf of the depositary for the global security, the depositary will credit on its book entry registration and transfer system the respective principal amounts of the debt securities represented by the global security to the accounts of institutions that have accounts with the depositary or its nominee ("participants"). The accounts to be credited will be designated by the underwriters or agents of the debt securities. If we directly offer and sell debt securities, the accounts to be credited will be designated by us. Ownership of beneficial interests in the global security will be limited to participants or persons that may hold interests through participants. Ownership of beneficial interests by participants in the global security will be shown on, and the transfer of that ownership interest will be effected only through, records maintained by the depositary or its nominee for the global security. Ownership of beneficial interests in the global security by persons that hold through participants will be shown on, and the transfer of that ownership interest within the participant will be effected only through, records maintained by the participant. The laws of some jurisdictions require that certain purchasers of securities take physical delivery of the securities in certificated form. The foregoing limitations and the laws may impair the ability to transfer beneficial interests in the global securities.

        So long as the depositary for a global security, or its nominee, is the registered owner of the global security, the depositary or the nominee, as the case may be, will be considered the sole owner or registered holder of the debt securities represented by the global security for all purposes under the indenture. Unless otherwise specified in the applicable prospectus supplement, owners of beneficial interests in the global security will not be entitled to have debt securities of the series represented by the global security registered in their names, will not receive or be entitled to receive physical delivery of debt securities of the series in certificated form and will not be considered the holders of the debt securities for any purposes under the indenture. Accordingly, each person owning a beneficial interest in the global security must rely on the procedures of the depositary and, if the person is not a participant, on the procedures of the participant through which the person owns its interest to exercise any rights of a holder of debt securities under the indenture. We understand that under existing industry practices, if we request any action of holders or an owner of a beneficial interest in the global security desires to give any notice or take any action a holder is entitled to give or take under the indenture, then the depositary would authorize the participants to give this notice or take this action, and participants would authorize beneficial owners owning through these participants to give this notice or take this action or would otherwise act upon the instructions of beneficial owners owning through them.

        Principal of, and any premium and interest on, a global security will be payable in the manner described in the applicable prospectus supplement.

Consolidation, Merger and Sale of Assets

        Each indenture will provide that we may, without the consent of holders of the debt securities, consolidate with or merge into, or convey, transfer or lease all or substantially all of our properties and assets to, any person, and we may permit any person to merge into, or convey, transfer or lease our properties and assets substantially as an entirety to us so long as:

  •
  the surviving entity is a corporation, limited liability company, partnership or trust organized and validly existing under the laws of the United States, any state thereof or the District of Columbia and expressly assumes our obligations on the debt securities and under the indenture;

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  immediately after giving effect to the transaction, no event of default or event, after notice and/or lapse of time would become an event of default, will have occurred and be continuing under the indenture; and

  •
  certain other conditions regarding delivery of an officers' certificate and opinion of counsel are met.

        Unless the terms of the applicable series of debt securities provide otherwise, the indentures do not contain any provision that afford the holders of the debt securities protection in the event that we undertake a highly leveraged transaction or have a change of control. However, our senior revolving credit facility provides that, unless waived or consented to by the lenders, an event of default occurs upon a change of control, defined generally as a change in the beneficial ownership of 35% or more of our voting equity securities or a change outside the ordinary course of a majority of the board of directors. An event of default under our senior revolving credit facility, such as a change of control, could cause a default under the applicable series of debt securities pursuant to cross default provision of the applicable indenture.

Events of Default

        Unless otherwise provided in a prospectus supplement, the following will be "events of default" regarding any series of debt securities under each indenture:

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  default for 30 days in the payment of any interest installment when due and payable;

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  default in the payment of principal or premium (if any) when due at its stated maturity, by declaration, when called for redemption or otherwise;

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  default in the making of any sinking fund payment when due;

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  default in the performance of any covenant in the debt securities or in the indenture for 90 days after notice to us by the applicable trustee or by holders of 25% in principal amount of the outstanding debt securities of that series;

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  default with respect to any other series of debt issued pursuant to the indenture or default and a corresponding acceleration of payment with respect to any of our other debt having unpaid principal in excess of $2,000,000;

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  events of bankruptcy, insolvency and reorganization of us or one of our significant subsidiaries; and

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  any other event of default provided in a supplemental indenture with respect to that series of debt securities.

We will be required to file every year with the trustee an officers' certificate stating whether any default exists and specifying any default that exists.

        If an event of default occurs and continues with respect to debt securities of a particular series, the applicable trustee or the holders of not less than 25% in principal amount of outstanding debt securities of that series may declare the outstanding debt securities of that series due and payable immediately.

        Under the terms of our senior revolving credit facility, any default under a particular series of debt securities may constitute a default under our senior revolving credit facility. In this event, to the extent we had outstanding obligations under our senior revolving credit facility, the lenders under the facility could declare that outstanding debt immediately due and payable.

        If an event of default with respect to debt securities of a particular series occurs and is continuing, the trustee will be under no obligation to exercise any of its rights or powers under the applicable indenture at the request or direction of any of the holders of debt securities of the series, unless the holders shall have offered to the trustee reasonable indemnity and security against the costs, expenses and liabilities that might be incurred by it in compliance with the request.

        The holders of a majority in principal amount of the outstanding debt securities of the series have the right to direct the time, method and place of conducting any proceeding for any remedy available to the applicable trustee under each indenture, or exercising any trust or power conferred on the trustee with respect to the debt securities of that series. The trustee may refuse to follow directions in conflict with law or the indenture that may involve the trustee in personal liability or may be unduly prejudicial to the other, non-directing holders.

Modification or Waiver

        Each indenture will allow us and the applicable trustee, with the consent of the holders of not less than a majority in principal amount of the outstanding debt securities of all affected series acting as one class, to execute supplemental indentures adding any provisions to or changing or eliminating any of the provisions of the indenture or modifying the rights of the holders of the debt securities of the series. However, without the consent of the holders of all the outstanding debt securities affected thereby, no supplemental indenture may:

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  change the stated maturity of the principal of, or any installment of principal of or interest on, any debt security;

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  reduce the principal amount of, the rate of interest on, or any premium payable upon the redemption of, any debt security;

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  reduce the amount of the principal of any original issue discount security that would be due and payable upon acceleration of the maturity of the debt security;

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  change any place of payment where any debt security or any premium or interest thereon is payable;

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  impair the right to institute suit for the enforcement of any payment on or after the stated maturity of the debt security or, in the case of redemption, on or after the redemption date;

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  affect adversely the right of repayment at the option of the holder of any debt security of the series;

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  reduce the percentage in principal amount of the outstanding debt securities of any series, the consent of whose holders is required for a supplemental indenture, or the consent of whose holders is required for any waiver of compliance with various provisions of the indenture or various defaults thereunder and their consequences provided for in the indenture; or

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  modify any of the foregoing described provisions.

        Each indenture will provide that a supplemental indenture that changes or eliminates any covenant or other provision of the indenture that has expressly been included solely for the benefit of one or more particular series of debt securities, or that modifies the rights of the holders of such series with respect to such covenant or other provision, will be deemed not to affect the rights under the indenture of the holders of debt securities of any other series.

        Each indenture will allow us and the applicable trustee, without the consent of any holders of any series of debt securities, to enter into supplemental indentures for various purposes, including:

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  evidencing the succession of another entity to us and the assumption of our covenants and obligations under the debt securities and the indenture by the successor;

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  adding to our covenants for the benefit of the holders;

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  adding additional events of default for the benefit of the holders;

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  establishing the form or terms of any series of debt securities issued under the supplemental indentures;

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  curing ambiguities or inconsistencies in the indentures; and

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  making other provisions that do not adversely affect the interests of the holders of any series of debt securities in any material respect.

Covenants

        Existence.    Except as permitted under "—Consolidation, Merger and Sale of Assets," each indenture will require us to do or cause to be done all things necessary to preserve and keep in full force and effect our corporate existence, rights (by certificate of incorporation, bylaws and statute) and franchises; provided, however, that we will not be required to preserve any right or franchise if our board of directors determines that the preservation thereof is no longer desirable in the conduct of its business.

        Maintenance of Properties.    Each indenture will require us to cause all of our material properties used or useful in the conduct of our business or the business of any subsidiary to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment and will cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in our judgment may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times.

        Provision of Financial Information.    Whether or not we are subject to Section 13 or 15(d) of the Exchange Act, each indenture will require us, within 15 days of each of the respective dates by which we would have been required to file annual reports, quarterly reports and other documents with the SEC if we were so subject, (1) to transmit by mail to all holders of debt securities, as their names and addresses appear in the applicable register for such debt securities, without cost to the holders, copies of the annual reports, quarterly reports and other documents that we would have been required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act if we were subject to such sections, (2) to file with the applicable trustee copies of the annual reports, quarterly reports and other documents that we would have been required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act if we were subject to such sections and (3) to supply, promptly upon written request and payment of the reasonable cost of duplication and delivery, copies of the documents to any prospective holder.

        Additional Covenants.    Any additional covenants with respect to any series of debt securities will be set forth in the prospectus supplement relating thereto.

Defeasance

        Each indenture will include provisions allowing us to be discharged from our obligation on the debt securities of any series. To be discharged from our obligations on the debt securities, we would be required to deposit with the trustee, money or U.S. government obligations sufficient to make all principal, premium (if any) and interest payments on those debt securities. If we make this defeasance deposit with respect to your debt securities, we may elect either:

  •
  to be discharged from all of our obligations on your debt securities, except for our obligations to register transfers and exchanges, to replace temporary or mutilated, destroyed, lost or stolen debt securities, to maintain an office or agency in respect of the debt securities and to hold moneys for payment in trust; or

  •
  to be released from restrictions relating to liens and sale-leaseback transactions and, in the case of all debt securities, to be released from other covenants as may be described in the prospectus supplement relating to such debt securities.

        To establish the trust, we must deliver to the trustee an opinion of our counsel that the holders of the debt securities will not recognize gain or loss for federal income tax purposes as a result of the defeasance and will be subject to U.S. federal income tax on the same amount, and in the same manner and at the same times as would have been the case if the defeasance had not occurred. There may be additional provisions relating to defeasance that we will describe in the applicable prospectus supplement.

Governing Law

        Each indenture and subsidiary guarantee will provide that the debt securities, the indenture and the subsidiary guarantee will be governed by, and their provisions will be construed in accordance with, the internal laws of the State of New York.

DESCRIPTION OF CAPITAL STOCK

        Our authorized capital stock consists of 150,000,000 shares of common stock, $.01 par value per share, and 1,000,000 shares of preferred stock, $.01 par value per share.

Common Stock

        As of June 16, 2003, 46,846,651 shares of common stock were outstanding and held by 71 holders of record. As described in the section entitled "Recent Development," we will issue additional shares of our common stock upon consummation of our acquisition of Whitman Education Group, Inc. Subject to the rights of holders of preferred stock, the holders of outstanding shares of common stock are entitled to share ratably in dividends declared out of assets legally available therefor at such time and in such amounts as the board of directors may from time to time lawfully determine. Each holder of common stock is entitled to one vote for each share held. Subject to the rights of holders of any outstanding preferred stock, upon our liquidation, dissolution or winding up, any assets legally available for distribution to stockholders as such are to be distributed ratably among the holders of our common stock at that time outstanding. All shares of common stock currently outstanding are, and all shares of common stock offered hereby when duly issued and paid for will be, fully paid and nonassessable, not subject to redemption and assessment and without conversion, preemptive or other rights to subscribe for or purchase any proportionate part of any new or additional issues of any class or of securities convertible into stock of any class. Our common stock is quoted on the Nasdaq National Market. The transfer agent and registrar for our common stock is Computershare Investor Services LLC.

        If we offer shares of common stock, a prospectus supplement will describe the terms of the offering, including number of shares offered and the offering price.

Preferred Stock

        Preferred stock may be issued by us in one or more series from time to time with such designations, relative rights, priorities, preferences, qualifications, limitations and restrictions thereof, to the extent that such are not fixed in our certificate of incorporation, as the board of directors determines and without any vote or action by our stockholders.

        If we offer a series of preferred stock, a prospectus supplement will describe its terms, including the following:

  •
  the maximum number and designation of shares to constitute the series;

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  the offering price for the shares;

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  the annual dividend rate, if any, and whether it is fixed or variable or both;

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  the date or dates from which dividends, if any, will begin to accrue or accumulate and whether dividends will be cumulative;

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  if payments are based on an index or formula, the manner in which the payments will be determined;

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  the terms and conditions of our right, if any, to redeem the shares;

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  the liquidation preference, if any, of the shares;

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  the terms and conditions of your right, if any, to cause us to redeem the shares;

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  whether the shares will be subject to operation of a retirement or sinking fund and, if so, the terms and provisions of the fund;

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  the terms and conditions of your right, if any, to convert the shares into, or exchange the shares for, shares of our common stock or any other series of our preferred stock that are included in this prospectus;

  •
  voting rights, if any, of the shares;

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  any securities exchanges or markets on which the shares will be listed;

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  the material federal income tax consequences under U.S. law of owning the shares;

  •
  whether we will offer the shares, in whole or in part, in book-entry form represented by global securities and, if so, the depositary for the global securities and the specific depositary arrangement with respect to the shares; and

  •
  any other preferences and relative, participating, optional or other special rights, qualifications, limitations or restrictions of the shares.

        On May 28, 2002, our board of directors declared a dividend distribution of one right for each outstanding share of our common stock. Each right entitles the registered holder to purchase from us one ten-thousandth of a share of our Series A Preferred Stock at a purchase price of $350 in cash, subject to adjustment. The description and terms of the rights are set forth in a Rights Agreement, dated as of May 28, 2002, between us and Computershare Investor Services LLC, as rights agent. The rights are not exercisable or detachable from the common stock until ten days after any person or group acquires 15% or more (or commences a tender offer for 15% or more) of our common stock. If any person or group acquires 15% or more of our common stock, each right (other than those held by the acquiring person) will entitle the holder to receive, instead of one ten-thousandth of a share of Series A Preferred Stock, our common stock having a market value of approximately two times the $350 exercise price. The rights expire on May 28, 2015 and can be redeemed by us at any time prior to their becoming exercisable. The Rights Agreement is incorporated by reference as an exhibit to the registration statement of which this prospectus is a part. If you would like more information about the Rights Agreement, you should read its more detailed provisions.

Certain Corporate Provisions

        We are subject to the provisions of Section 203 of the Delaware General Corporation Law. In general, this statute prohibits a publicly held Delaware corporation from engaging, under certain circumstances, in a "business combination" with an "interested stockholder" for a period of three years after the date of the transaction in which the person becomes an interested stockholder, unless either:

  •
  prior to the date on which the stockholder became an interested stockholder, the corporation's board of directors approved either the business combination or the transaction in which the person became an interested stockholder;

  •
  the stockholder acquires more than 85% of the outstanding voting stock of the corporation (excluding shares held by directors who are officers or held in certain employee stock plans) upon consummation of the transaction in which the stockholder becomes an interested stockholder; or

  •
  the business combination is approved by the board of directors and by two- thirds of the outstanding voting stock of the corporation (excluding shares held by the interested stockholder) at a meeting of the stockholders (and not by written consent) held on or subsequent to the date of the business combination.

An "interested stockholder" is a person who, together with affiliates and associates, owns, or at any time within the prior three years did own, 15% or more of the corporation's voting stock. Section 203 defines a "business combination" to include, without limitation, mergers, consolidations, stock sales, asset sales and other transactions resulting in a financial benefit to the interested stockholder.

        In addition to the preferred stock purchase rights under our Rights Agreement described above under "—Preferred Stock," our certificate of incorporation and by-laws contain a number of provisions relating to corporate governance and to the rights of stockholders. Some of these provisions may be deemed to have a potential "anti-takeover" effect in that such provisions may delay, defer or prevent a change of control of us. These provisions include:

  •
  a requirement that stockholder action may be taken only at stockholder meetings and not be written consent;

  •
  notice requirements relating to nominations to our board of directors and to the raising of business matters at stockholders meetings; and

  •
  the classification of the board of directors into three classes, each serving for staggered three-year terms.

PLAN OF DISTRIBUTION

        We may offer the securities directly to you, to or through underwriters, through dealers or agents or through a combination of these methods. A prospectus supplement will disclose the following information:

  •
  the underwriters, dealers or agents involved in the offering under this prospectus;

  •
  the terms of the offering, including the purchase price of the securities and proceeds to us from the sale of the securities;

  •
  the underwriting discounts and commissions and other items constituting underwriters' compensation;

  •
  any initial public offering price;

  •
  any discounts or concessions allowed, reallowed or paid to dealers, which may change from time to time;

  •
  the terms of any offers to purchase securities solicited by us directly from investors;

  •
  the terms of any over-allotment option that we grant to the underwriters;

  •
  the anticipated delivery date of the securities; and

  •
  the securities exchanges or markets on which the securities may be listed.

        If we use underwriters in an offering of securities, we will execute an underwriting agreement with the underwriters. If we use an underwriter or an underwriting syndicate in an offering, the underwriter(s) will purchase all of the securities for their own account(s), subject to certain conditions, and may resell them from time to time in one or more transactions at:

  •
  a fixed price or prices which may be changed;

  •
  prevailing market prices;

  •
  prices relating to the prevailing market prices; or

  •
  negotiated prices.

        If we use a dealer in an offering of securities, we will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale.

        If we use an agent in an offering of securities, the agent will act on a best efforts basis for the period of its appointment unless we indicate otherwise in the applicable prospectus supplement.

        Any dealer or agent that we use in an offering of securities may be deemed an underwriter within the meaning of the Securities Act, and any discounts or commissions received by them from us, and any profit on the resale of the securities by them, may be treated as underwriting discounts and commissions under the Securities Act. We may solicit offers to purchase securities from, and we may sell securities directly to, institutional investors or others who may be deemed underwriters within the meaning of the Securities Act when they resell the securities. We may enter into agreements with any underwriters, dealers and/or agents that we use in an offering of securities to indemnify them against certain civil liabilities, including liabilities under the Securities Act.

        Some of the underwriters, dealers or agents and their associates may engage in transactions with, serve as financial advisors to and perform other general financing and bank services for us and for our affiliates in the ordinary course of business.

        Some persons participating in the offering may engage in, and discontinue at any time, transactions that stabilize, maintain or otherwise affect the price of the securities in order to facilitate an offering of the securities. These transactions may include over-allotments or short sales of the securities, which involve the sale by persons participating in the offering of more securities than they have purchased from us who then cover the over-allotments or short positions by purchasing securities in the open market or by exercising any over-allotment option granted to them by us. These transactions may also include bidding for or purchasing securities in the open market or imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market.

        Other than our common stock, which is quoted on the Nasdaq National Market, each series of securities will be a new issue of securities with no established trading market. Any common stock sold pursuant to this prospectus will be quoted on the Nasdaq National Market. Other securities may or may not be listed or quoted on a national securities exchange or market, and a secondary market may not be created, or if created, may not continue for these securities.

LEGAL MATTERS

        The validity of our securities offered hereby and other legal matters will be passed upon for us by Katten Muchin Zavis Rosenman, Chicago, Illinois.

EXPERTS

        The consolidated financial statements of Career Education Corporation and Subsidiaries as of December 31, 2002 and for the year then ended appearing in Career Education Corporation's Annual Report (Form 10-K/A) have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

        The consolidated financial statements of Career Education Corporation and Subsidiaries as of December 31, 2001 and for the two years in the period then ended appearing in Career Education Corporation's Annual Report (Form 10-K/A) have been audited by Arthur Andersen LLP, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon the authority of such firm as experts in accounting and auditing in giving such report.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

  Item 14.    Other Expenses of Issuance and Distribution

        Set forth below is an estimate of the approximate amount of fees and expenses (other than underwriting commissions and discounts) payable by the Registrants in connection with the issuance and distribution of securities pursuant to the prospectus contained in this registration statement. The Registrants will pay all of these expenses.

Approximate Amount
Securities and Exchange Commission registration fee	$24,270
Nasdaq National Market fee	15,000
Accountants' fees and expenses	60,000
Legal fees and expenses	150,000
Transfer Agent and Registrar fees and expenses	10,000
Trustee's fees and expenses	30,000
Rating agencies' fees	100,000
Printing and engraving	100,000
Miscellaneous expenses	10,730

Total	$500,000

        All expenses other than the Securities and Exchange Commission registration fee are estimated.

  Item 15.    Indemnification of Directors and Officers

        Article XII of Career Education Corporation's Amended and Restated Certificate of Incorporation provides that it shall indemnify its directors and officers to the fullest extent permitted by the General Corporation Law of the State of Delaware, except that it shall not be obligated to indemnify any such person (i) with respect to proceedings, claims or actions initiated or brought voluntarily by any such person and not by way of defense, or (ii) for any amounts paid in settlement of an action indemnified against by Career Education Corporation without the prior written consent of Career Education Corporation. In addition, Article XII of Career Education Corporation's Amended and Restated Certificate of Incorporation provides that a director of Career Education Corporation shall not be personally liable to Career Education Corporation or its stockholders for monetary damages for breach of his or her fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to Career Education Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for willful or negligent conduct in paying dividends or repurchasing stock out of other than lawfully available funds or (iv) for any transaction from which the director derives an improper personal benefit.

        Career Education Corporation has entered into indemnity agreements with each of its directors. These agreements may require Career Education Corporation, among other things, to indemnify such directors against certain liabilities that may arise by reason of their status or service as directors, to advance expenses to them as they are incurred, provided that they undertake to repay the amount advanced if it is ultimately determined by a court that they are not entitled to indemnification, and to obtain directors' liability insurance if available on reasonable terms.

        Reference is made to Section 145 of the General Corporation Law of the State of Delaware which provides for indemnification of directors and officers in certain circumstances.

        Career Education Corporation maintains liability insurance for its directors and officers.

        Each of Al Collins Graphic Design School, Ltd., Allentown Business School, Ltd., Brooks College, Ltd., Brown Institute, Ltd., CEC Educated Staffing, Inc., CEC Holdings I, Inc., IAMD, Limited, International Academy of Design & Technology-Detroit, Inc., McIntosh College, Inc., PA Culinary Acquisition Corporation, School of Computer Technology, Inc., Scottsdale Culinary Institute, Ltd., Southern California School of Culinary Arts, Ltd., Washington Business School Ltd. and Western Culinary Institute, Ltd., each a Delaware corporation, is empowered by Section 145 of the Delaware General Corporation Law, subject to the procedures and limitations therein, to indemnify and hold harmless any director or officer or other person from and against any and all claims and demands whatsoever, subject to such standards and restrictions, if any, as are set forth in its certificate of incorporation and by-laws.

        The certificate of incorporation of each of Al Collins Graphic Design School, Allentown Business School, Ltd., Brooks College Ltd., Brown Institute, Ltd., CEC Educated Staffing, Inc., CEC Holdings I, Inc., IAMD, Limited, PA Culinary Acquisition Corporation, School of Computer Technology, Inc., Scottsdale Culinary Institute, Ltd., Southern California School of Culinary Arts, Ltd., Washington Business School Ltd. and Western Culinary Institute, Ltd. does not contain indemnification provisions.

        Article IX of the certificate of incorporation of McIntosh College, Inc. and Paragraph Eleventh of the certificate of incorporation of International Academy of Design & Technology-Detroit, Inc. provide that each corporation shall indemnify its directors and officer to the fullest extent permitted by the Delaware General Corporation Law.

        Article V of the by-laws of each of Al Collins Graphic Design School, Ltd., Allentown Business School, Ltd., Brooks College Ltd., Brown Institute, Ltd., CEC Educated Staffing, Inc., CEC Holdings I, Inc., IAMD, Limited, School of Computer Technology, Inc., Scottsdale Culinary Institute, Ltd., Southern California School of Culinary Arts, Ltd., Washington Business School Ltd. and Western Culinary Institute, Ltd., provides that each corporation shall indemnify its directors and officers to the fullest extent permitted by the Delaware General Corporation Law.

        The by-laws of McIntosh College, Inc. and International Academy of Design & Technology-Detroit, Inc. do not contain indemnification provisions.

        Article VII of the by-laws of PA Culinary Acquisition Corporation provides that the corporation shall indemnify any person, made or threatened to be made, a party in any civil or criminal action or proceeding by reason of the fact that he is or was a director or officer of the corporation, or is or was serving at the corporation's request as a director or officer of another corporation, partnership, joint venture, trust or other enterprise.

        American InterContinental University, Inc., EduTrek International, Inc. and EduTrek Systems, Inc., each a Georgia corporation, is empowered by Sections 14-2-850 through 14-2-859 of the Georgia Business Corporation Code, subject to the procedures and limitations therein, to indemnify and hold harmless any director or officer or other person from and against any and all claims and demands whatsoever, subject to such standards and restrictions, if any, as are set forth in its articles of incorporation and by-laws.

        The articles of incorporation of American InterContinental University, Inc. do not contain indemnification provisions. Article VIII of the articles of incorporation of each of EduTrek International, Inc. and EduTrek Systems, Inc. provide that the corporation shall indemnify its directors and officers to the fullest extent permitted by the Georgia Business Corporation Code.

        Article VI of each of the by-laws of American InterContinental University, Inc. and EduTrek International, Inc. provides for mandatory indemnification against reasonable expenses for a director or officer to the extent that a director or officer has been successful, on the merits or otherwise, in the defense of any proceeding to which such director or officer was a party, or in defense of any claim, issue or matter therein, because the director or officer holds or held such a position in the corporation. The by-laws further provide for permissive indemnification against liability incurred in a proceeding if the director or officer believed in good faith to be in or not opposed to the best interests of the corporation, and in the case of any criminal proceeding, had reasonable cause to believe the conduct was not unlawful.

        Article VI of the by-laws of EduTrek Systems, Inc. provides that the corporation may indemnify an officer, employee or agent who is not a director to the extent permitted by the articles of incorporation, the by-laws or by law.

        American InterContinental University-London, LTD. U.S., a District of Columbia corporation, is empowered by Section 29-101.04 of the District of Columbia Business Corporation Act, subject to the procedures and limitations therein, to indemnify and hold harmless any director or officer or other person from and against any and all claims and demands whatsoever, subject to these standards and restrictions, if any, as are set forth in its articles of incorporation and by-laws. Neither the articles of incorporation nor the by-laws of American InterContinental University-London, LTD. U.S. contain indemnification provisions.

        Briarcliffe College, Inc., The Katharine Gibbs Corporation-Melville and The Katharine Gibbs Corporation-New York, each a New York corporation, are empowered by Sections 721 through 726 of the New York Business Corporation Law, subject to the procedures and limitations therein, to indemnify and hold harmless any director or officer or other person from and against any and all claims and demands whatsoever, subject to such standards and restrictions, if any, as are set forth in its certificate of incorporation and by-laws.

        The certificate of incorporation of each of Briarcliffe College, Inc., The Katharine Gibbs Corporation-Melville and The Katharine Gibbs Corporation-New York do not contain indemnification provisions.

        The by-laws of Briarcliffe College, Inc. does not contain indemnification provisions. Article IV of the by-laws of each of The Katharine Gibbs-Melville and The Katharine Gibbs Corporation-New York provides that to the fullest extent permitted by the New York Business Corporation Law, the corporation shall indemnify any current or former director or officer of the corporation against all expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by the director or officer in connection with any threatened, pending or completed action, suit or proceeding brought by or in the right of the corporation, to which he was or is a party by reason of his current or former position with the corporation or by reason of the fact that he is or was serving, at the request of the corporation, as a director, officer, partner, trustee, employee or agent of another corporation, partnership, joint venture, trust or other enterprise.

        California Culinary Academy, Inc., a California corporation, is empowered by Section 317 of the California Corporations Code, subject to the procedures and limitations therein, to indemnify and hold harmless any director or officer or other person from and against any and all claims and demands whatsoever, subject to such standards and restrictions, if any, as are set forth in its articles of incorporation and by-laws.

        The articles of incorporation of California Culinary Academy, Inc. does not contain indemnification provisions.

        Article V, Section 52 of the by-laws of California Culinary Academy, Inc. provides that directors and officers of the corporation may, in the discretion of the Board of Directors, be indemnified and held harmless by the corporation from and against any loss, cost, liability or expense that may be imposed on or incurred by the director or officer in connection with or resulting from any claim, action, suit or proceeding, civil or criminal, in which the director or officer may have become a party or otherwise involved because of having been a director or officer of the corporation.

        CEC Management, Inc., The Cooking and Hospitality Institute of Chicago, Inc., Harrington Institute of Interior Design, Inc., International Academy of Merchandising & Design, Ltd. and Market Direct, Inc., each an Illinois corporation, are empowered by Section 8.75 of the Illinois Business Corporation Act, subject to the procedures and limitations therein, to indemnify and hold harmless any director or officer or other person from and against any and all claims and demands whatsoever, subject to such standards and restrictions, if any, as are set forth in its articles of incorporation and by-laws.

        The articles of incorporation of each of CEC Management, Inc., The Cooking and Hospitality Institute of Chicago, Inc., Harrington Institute of Interior Design, Inc., International Academy of Merchandising & Design, Ltd. and Market Direct, Inc. do not contain indemnification provisions.

        Article XI of each of the by-laws of CEC Management, Inc., International Academy of Merchandising & Design, Ltd. and Market Direct, Inc., and Article XII of each of the by-laws of The Cooking and Hospitality Institute of Chicago, Inc. and Harrington Institute of Interior Design, Inc. provides that the corporation shall indemnify any person, made or threatened to be made, a party in any civil or criminal action or proceeding by reason of the fact that he is or was a director or officer of the corporation, or is or was serving at the corporation's request as a director or officer of another corporation, partnership, joint venture, trust or other enterprise.

        Hoban Holdings, Inc. and Pennsylvania Institute of Culinary Arts, Inc., each a Pennsylvania corporation, is empowered by Sections 1741 through 1750 of Subchapter D, Chapter 17 of the Pennsylvania Business Corporation Law, subject to the procedures and limitations therein, to indemnify and hold harmless any director or officer or other person from and against any and all claims and demands whatsoever, subject to such standards and restrictions, if any, as are set forth in its articles of incorporation and by-laws.

        The articles of incorporation each of Hoban Holdings, Inc. and Pennsylvania Institute of Culinary Arts, Inc. do not contain indemnification provisions.

        Section 8.2 of the by-laws of Hoban Holdings, Inc. and Article V of the by-laws of Pennsylvania Institute of Culinary Arts, Inc. provide that the corporation shall indemnify and hold harmless to the full extent not prohibited by law, as the same exists or may hereinafter be amended, interpreted or implemented, each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any threatened, pending or completed action, suit or proceeding, whether civil or criminal, administrative or investigative and by reason of the fact that he or she, or a person of whom he or she is the heir, executor or administrator, is or was a director or officer of the corporation or is or was serving at the request of the corporation as director, officer or trustee of another corporation or of a partnership, joint venture, trust or other enterprise.

        International Academy of Design-Orlando, Inc., International Academy of Merchandising & Design, Inc., Orlando Culinary Academy, Inc. and Marlin Acquisition Corp., each a Florida corporation, are empowered by Section 607.0850 of the Florida Business Corporation Act, subject to the procedures and limitations therein, to indemnify and hold harmless any director or officer or other person from and against any and all claims and demands whatsoever, subject to such standards and restrictions, if any, as are set forth in its articles of incorporation and by-laws.

        The articles of incorporation of each of International Academy of Design-Orlando, Inc., International Academy of Merchandising & Design, Inc. and Orlando Culinary Academy, Inc. do not contain indemnification provisions.

        Article Eighth of the articles of incorporation of Marlin Acquisition Corp. provides that the corporation shall indemnify its directors and officers to the fullest extent permitted by the Florida Business Corporation Act.

        Article V of each of the by-laws of International Academy of Design-Orlando, Inc., Orlando Culinary Academy, Inc. and Marlin Acquisition Corp. provides that the corporation shall indemnify its directors and officers to the fullest extent permitted by the Florida Business Corporation Act. The by-laws of International Academy of Merchandising & Design, Inc. do not contain indemnification provisions.

        The Katharine Gibbs College of Boston, Inc., a private two-year college, a Massachusetts corporation, is empowered by Section 67 of the Massachusetts Business Corporation Law, subject to the procedures and limitations therein, to indemnify and hold harmless any director or officer or other person from and against any and all claims and demands whatsoever, subject to such standards and restrictions, if any, as are set forth in its articles of organization and by-laws.

        The articles of organization of The Katharine Gibbs College of Boston, Inc., a private two-year college does not contain indemnification provisions.

        Article IV of the by-laws of The Katharine Gibbs College of Boston, Inc., a private two-year college provides that to the fullest extent permitted by the Massachusetts Business Corporation Law, the corporation shall indemnify any current or former director or officer of the corporation against all expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by the director or officer in connection with any threatened, pending or completed action, suit or proceeding brought by or in the right of the corporation, to which he was or is a party by reason of his current or former position with the corporation or by reason of the fact that he is or was serving, at the request of the corporation, as a director, officer, partner, trustee, employee or agent of another corporation, partnership, joint venture, trust or other enterprise.

        The Katharine Gibbs School of Montclair, Inc. and The Katharine Gibbs School of Piscataway, Inc., each a New Jersey corporation, are empowered by Section 14A:3-5 of the New Jersey Business Corporation Act, subject to the procedures and limitations therein, to indemnify and hold harmless any director or officer or other person from and against any and all claims and demands whatsoever, subject to such standards and restrictions, if any, as are set forth in its certificate of incorporation and by-laws.

        The certificate of incorporation of each of The Katharine Gibbs School of Montclair, Inc. and The Katharine Gibbs School of Piscataway, Inc. do not contain indemnification provisions.

        Article IV of the by-laws of each of The Katharine Gibbs School of Montclair, Inc. and The Katharine Gibbs School of Piscataway, Inc. provides that to the fullest extent permitted by the New Jersey Business Corporation Act, the corporation shall indemnify any current or former director or officer of the corporation against all expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by the director or officer in connection with any threatened, pending or completed action, suit or proceeding brought by or in the right of the corporation, to which he was or is a party by reason of his current or former position with the corporation or by reason of the fact that he is or was serving, at the request of the corporation, as a director, officer, partner, trustee, employee or agent of another corporation, partnership, joint venture, trust or other enterprise.

        The Katharine Gibbs School of Norwalk, Inc., a Connecticut corporation, is empowered by Sections 33-770 through 33-779 Connecticut Business Corporation Act, subject to the procedures and limitations therein, to indemnify and hold harmless any director or officer or other person from and against any and all claims and demands whatsoever, subject to such standards and restrictions, if any, as are set forth in its certificate of incorporation and by-laws.

        The certificate of incorporation of The Katharine Gibbs School of Norwalk, Inc. does not contain indemnification provisions.

        Article IV of the by-laws of The Katharine Gibbs School of Norwalk, Inc. provides that to the fullest extent permitted by the Connecticut Business Corporation Act, the corporation shall indemnify any current or former director or officer of the corporation against all expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by the director or officer in connection with any threatened, pending or completed action, suit or proceeding brought by or in the right of the corporation, to which he was or is a party by reason of his current or former position with the corporation or by reason of the fact that he is or was serving, at the request of the corporation, as a director, officer, partner, trustee, employee or agent of another corporation, partnership, joint venture, trust or other enterprise.

        The Katharine Gibbs School of Providence, Inc., a Rhode Island corporation, is empowered by Section 7-1.1-4.1 of the Rhode Island Business Corporation Act, subject to the procedures and limitations therein, to indemnify and hold harmless any director or officer or other person from and against any and all claims and demands whatsoever, subject to such standards and restrictions, if any, as are set forth in its certificate of incorporation and by-laws.

        The certificate of incorporation of The Katharine Gibbs School of Providence, Inc. does not contain indemnification provisions.

        Article IV of the by-laws of The Katharine Gibbs School of Providence, Inc. provides that to the fullest extent permitted by the Rhode Island Business Corporation Act, the corporation shall indemnify any current or former director or officer of the corporation against all expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by the director or officer in connection with any threatened, pending or completed action, suit or proceeding brought by or in the right of the corporation, to which he was or is a party by reason of his current or former position with the corporation or by reason of the fact that he is or was serving, at the request of the corporation, as a director, officer, partner, trustee, employee or agent of another corporation, partnership, joint venture, trust or other enterprise.

        Missouri College, Inc., a Missouri corporation, is empowered by Section 351.355 of The Missouri General and Business Corporation Law, subject to the procedures and limitations therein, to indemnify and hold harmless any director or officer or other person from and against any and all claims and demands whatsoever, subject to such standards and restrictions, if any, as are set forth in its articles of incorporation and by-laws.

        Neither the articles of incorporation nor the by-laws of Missouri College, Inc. contain indemnification provisions.

        TCA Beverages, Inc. and TCA Group, Inc., each a Texas corporation, is empowered by Section 2.02-1 of the Texas Business Corporation Act, subject to the procedures and limitations therein, to indemnify and hold harmless any director or officer or other person from and against any and all claims and demands whatsoever, subject to such standards and restrictions, if any, as are set forth in its articles of incorporation and by-laws.

        The articles of incorporation of each of TCA Beverages, Inc. and TCA Group, Inc. do not contain indemnification provisions.

        Article 5 of each of the by-laws of TCA Beverages, Inc. and TCA Group, Inc. provides that to the fullest extent permitted by the Texas Business Corporation Act, the corporation shall indemnify any current or former director or officer of the corporation against all expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by the director or officer in connection with any threatened, pending or completed action, suit or proceeding brought by or in the right of the corporation, to which he was or is a party by reason of his current or former position with the corporation or by reason of the fact that he is or was serving, at the request of the corporation, as a director, officer, partner, trustee, employee or agent of another corporation, partnership, joint venture, trust or other enterprise.

        ABS Educational Heritage, LLC, AIU Educational Heritage, LLC, Briarcliffe Educational Heritage, LLC, Brooks Institute of Photography, L.L.C., California Culinary Academy, LLC, CEC Employee Group, LLC, CEC Europe, LLC, Curriculum Holding Co., LLC, KGS Educational Heritage, LLC, LCB Culinary Schools, LLC, LCB Educational Heritage, LLC and PA Culinary Educational Heritage, LLC, each a Delaware limited liability company, are empowered by Section 18-108 of the Delaware Limited Liability Company Act, subject to the procedures and limitations therein, to indemnify and hold harmless its members and managers from and against any and all claims and demands whatsoever, subject to such standards and restrictions, if any, as are set forth in its certificate of formation and limited liability company agreement.

        The certificate of formation of each of ABS Educational Heritage, LLC, AIU Educational Heritage, LLC, Briarcliffe Educational Heritage, LLC, Brooks Institute of Photography, L.L.C., California Culinary Academy, LLC, CEC Employee Group, LLC, CEC Europe, LLC, Curriculum Holding Co., LLC, KGS Educational Heritage, LLC, LCB Culinary Schools, LLC, LCB Educational Heritage, LLC and PA Culinary Educational Heritage, LLC, does not contain indemnification provisions.

        Article V of the limited liability company agreement of each of ABS Educational Heritage, LLC, AIU Educational Heritage, LLC, Briarcliffe Educational Heritage, LLC, Curriculum Holding Co., LLC, KGS Educational Heritage, LLC and PA Culinary Educational Heritage, LLC provides that the company shall indemnify members and officers for any act performed by any of them with respect to company matters, provided, that no member or officer shall be indemnified as a consequence of its own fraud, gross negligence or willful misconduct against the company.

        Article V, Section 5 of the limited liability company agreement of each of Brooks Institute of Photography, L.L.C. and California Culinary Academy, LLC provides that the company shall indemnify and hold harmless each manager and the partners, shareholders, officers and employees of each manager from and against any loss, expense, damage or injury suffered or sustained by them by reason of any acts, omissions or alleged acts or omission arising out of their activities on behalf of the company, which were for a purpose reasonably believed to be in the best interests of the company and within the power or authority delegated to such party thereunder and were not performed or omitted fraudulently or in bad faith or as a result of gross negligence by such party.

        Article V, Section 5 of the limited liability company agreement of CEC Employee Group, LLC provides that the company shall indemnify and hold harmless each member and the partners, shareholders, officers and employees of each member from and against any loss, expense, damage or injury suffered or sustained by them by reason of any acts, omissions or alleged acts or omission arising out of their activities on behalf of the company, which were for a purpose reasonably believed to be in the best interests of the company and within the power or authority delegated to such party thereunder and were not performed or omitted fraudulently or in bad faith or as a result of gross negligence by such party.

        CEC e-Learning, LLC and CEC OnLine Sales, LLC, each an Illinois limited liability company, are empowered by Section Section 15-7 of the Illinois Limited Liability Company Act, subject to the procedures and limitations therein, to indemnify and hold harmless its members and managers from and against any and all claims and demands whatsoever, subject to such standards and restrictions, if any, as are set forth in its articles of organization and operating agreement.

        The articles of organization of each of CEC e-Learning, LLC and CEC OnLine Sales, LLC do not contain indemnification provisions.

        Article V, Section 5 of the operating agreement of CEC e-Learning, LLC provides that the company shall indemnify and hold harmless each member and the partners, shareholders, officers and employees of each member from and against any loss, expense, damage or injury suffered or sustained by them by reason of any acts, omissions or alleged acts or omission arising out of their activities on behalf of the company, which were for a purpose reasonably believed to be in the best interests of the company and within the power or authority delegated to such party thereunder and were not performed or omitted fraudulently or in bad faith or as a result of gross negligence by such party.

        Katharine Gibbs of Philadelphia, LLC, a Pennsylvania limited liability company, is empowered by Section 8945 of Subchapter E, Chapter 89 of the Pennsylvania Limited Liability Company Law, subject to the procedures and limitations therein, to indemnify and hold harmless its members and managers from and against any and all claims and demands whatsoever, subject to such standards and restrictions, if any, as are set forth in its certificate of organization and operating agreement.

        The certificate of organization of Katharine Gibbs of Philadelphia, LLC, does not contain indemnification provisions. Article V, Section 5 of the operating agreement of Katharine Gibbs of Philadelphia, LLC provides that the company shall indemnify and hold harmless each member and the manager and the partners, shareholders, officers and employees of each member and the manager from and against any loss, expense, damage or injury suffered or sustained by them by reason of any acts, omissions or alleged acts or omission arising out of their activities on behalf of the company, which were for a purpose reasonably believed to be in the best interests of the company and within the power or authority delegated to such party thereunder and were not performed or omitted fraudulently or in bad faith or as a result of gross negligence by such party.

        Scottsdale Group, LLC and Scottsdale Beverages, LLC, each a Nevada limited liability company, are empowered by Sections 86.411 through 86.451 of the Nevada Limited Liability Company Act, subject to the procedures and limitations therein, to indemnify and hold harmless its members and managers from and against any and all claims and demands whatsoever, subject to such standards and restrictions, if any, as are set forth in its articles of organization and operating agreement.

        The articles of organization of each of Scottsdale Group, LLC and Scottsdale Beverages, LLC do not contain indemnification provisions.

        TCA Acquisition, L.P., a Texas limited partnership, is empowered by Article 11 of the Texas Revised Limited Partnership Act, subject to the procedures and limitations therein, to indemnify and hold harmless its general partner from and against any and all claims and demands whatsoever, subject to such standards and restrictions, if any, as are set forth in its Limited Partnership Agreement.

        The limited partnership agreement of TCA Acquisition, L.P. does not contain indemnification provisions.

        Under the terms of any underwriting agreement entered into for the offering of securities hereunder, the underwriters will agree to indemnify, under certain conditions, Career Education Corporation, its directors, certain of its officers and persons who control us within the meaning of the Securities Act against certain liabilities.

  Item 16.    Exhibits and Financial Statement Schedules

(a)
Exhibits.

1+	Form of Underwriting Agreement for common stock, preferred stock and debt securities.
4.1*	Amended and Restated Certificate of Incorporation of Career Education Corporation, as amended.

4.2**	Amended and Restated Bylaws of Career Education Corporation.
4.3***	Specimen stock certificate representing common stock.
4.4****
Credit Agreement dated as of December 19, 2002 among Career Education Corporation, as borrower, Bank of America, N.A., as Administrative Agent, LaSalle Bank National Association and JPMorgan Chase Bank, as Co-Syndication Agents, SunTrust Bank, as Documentation Agent, and the other lenders named therein.
4.5*
Credit Agreement dated as of February 18, 2003 among International Academy of Merchandising & Design (Canada) Ltd., Académie Internationale du Design Inc./International Academy of Design Inc., Softtrain Institute Inc., Retter Business College Corp., Bank of America, N.A., acting through its Canadian branch, as Canadian Administrative Agent, and the other lenders named therein.
4.6*****
Rights Agreement dated as of May 28, 2002 between Career Education Corporation and Computershare Investor Services, LLC which includes as Exhibit A, the Form of Certificate of Designations, as Exhibit B, the Form of Rights Certificate and as Exhibit C, the Summary of Rights to Purchase Preferred Shares.
4.7++	Form of Indenture for senior or subordinated debt securities.
4.8+	Form of Note with respect to each particular series of debt securities issued hereunder.
4.9++	Form of Subsidiary Guarantee.
4.10+	Certificate of designation, preferences and rights with respect to each particular series of preferred stock issued hereunder.
5++	Opinion of Katten Muchin Zavis Rosenman as to the legality of the securities being registered (including consent).
12++	Statement of Computation of Ratio of Earnings to Fixed Charges and Earnings to Combined Fixed Charges and Preferred Stock Dividends.
23.1	Consent of Ernst & Young LLP with respect to the consolidated financial statements of Career Education Corporation.
23.2++	Explanation Concerning Absence of Consent of Arthur Andersen LLP with respect to the consolidated financial statements of Career Education Corporation.
24++	Power of Attorney (included on signature page).
25+	Statement of Eligibility on Form T-1 of the Trustee under the Indenture.

+	To be filed as an exhibit to a Current Report on Form 8-K that we will file with the SEC and will be incorporated by reference herein.
++	Previously filed.
*	Incorporated herein by reference to our Annual Report on Form 10-K for the year ended December 31, 2002.
**	Incorporated herein by reference to our Annual Report on Form 10-K for the year ended December 31, 1997.
***	Incorporated herein by reference to our Registration Statement on Form S-1, effective as of January 28, 1998.
****	Incorporated herein by reference to our Current Report on Form 8-K filed on December 20, 2002.
*****	Incorporated herein by reference to our Registration Statement on Form 8-A, effective as of May 28, 2002.

  Item 17.    Undertakings.

        The undersigned registrants hereby undertake:

        (1)   To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i)    To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

          (ii)   To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

          (iii)  To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs 1(i) and 1(ii) do not apply if the registration statement is on Form S-3, S-8 or F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

        (2)   That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (3)   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        (4)   That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (5)   Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrants pursuant to the provisions set forth in Item 15, or otherwise, the registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrants of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrants will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

        (6)   The undersigned registrants hereby undertake to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Act.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, Career Education Corporation certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, and State of Illinois on the 23rd day of June, 2003.

CAREER EDUCATION CORPORATION
By:	/s/ JOHN M. LARSON John M. Larson Chairman of the Board, President and Chief Executive Officer

        Pursuant to the requirements of the Securities Act of 1933, this amendment to the Registration Statement has been signed below by the following persons in the capacities indicated on June 23, 2003.

Signature	Title

/s/ JOHN M. LARSON John M. Larson	Chairman of the Board, President, Chief Executive Officer (Principal Executive Officer) and a Director
/s/ PATRICK K. PESCH Patrick K. Pesch	Executive Vice President, Chief Financial Officer, Treasurer, Secretary and a Director (Principal Financial and Accounting Officer)
* Dennis H. Chookaszian	Director
* Robert E. Dowdell	Director
* Thomas B. Lally	Director
* Wallace O. Laub	Director
* Keith K. Ogata	Director
*By:	/s/ JOHN M. LARSON John M. Larson As Attorney-in-fact

SIGNATURES

        Pursuant to the requirements of the Securities Act, each of the following subsidiaries of Career Education Corporation: Al Collins Graphic Design School, Ltd., a Delaware corporation, Allentown Business School, Ltd., a Delaware corporation, Brooks College, Ltd., a Delaware corporation, Brown Institute, Ltd., a Delaware corporation, CEC Educated Staffing, Inc., a Delaware corporation, CEC Holdings I, Inc., a Delaware corporation, CEC Management, Inc., an Illinois corporation, The Cooking and Hospitality Institute of Chicago, Inc., an Illinois corporation, Harrington Institute of Interior Design, Inc., an Illinois corporation, IAMD, Limited, a Delaware corporation, Market Direct, Inc., an Illinois corporation, PA Culinary Acquisition Corporation, a Delaware corporation, School of Computer Technology, Inc., a Delaware corporation, Scottsdale Culinary Institute, Ltd., a Delaware corporation, Southern California School of Culinary Arts, Ltd., a Delaware corporation, Western Culinary Institute, Ltd., a Delaware corporation, Briarcliffe College, Inc., a New York corporation, The Katherine Gibbs School of Montclair, Inc., a New Jersey corporation, The Katherine Gibbs School of Piscataway, Inc., a New Jersey corporation, The Katherine Gibbs Corporation-New York, a New York corporation, The Katherine Gibbs Corporation-Melville, a New York corporation, The Katherine Gibbs School of Norwalk, Inc., a Connecticut corporation, The Katherine Gibbs School of Providence, Inc., a Rhode Island corporation, Gibbs College of Boston, Inc., a private two year college, a Massachusetts corporation, McIntosh College, Inc., a Delaware corporation, Washington Business School, Ltd., a Delaware corporation, International Academy of Merchandising & Design, Ltd., an Illinois corporation, International Academy of Merchandising & Design, Inc., a Florida corporation, International Academy of Design-Orlando, Inc., a Florida corporation, Orlando Culinary Academy, Inc., a Florida corporation, Missouri College, Inc., a Missouri corporation, American InterContinental University, Inc., a Georgia corporation, EduTrek Systems, Inc., a Georgia corporation, American InterContinental University-London, Ltd, U.S., a corporation organized under the laws of the District of Columbia, Hoban Holding, Inc., a Pennsylvania corporation, Pennsylvania Institute of Culinary Arts, Inc., a Pennsylvania corporation, California Culinary Academy, Inc., a California corporation, Marlin Acquisition Corp., a Florida corporation and International Academy of Design & Technology-Detroit, Inc., a Delaware corporation, has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, and State of Illinois on the 23rd day of June, 2003.

Al Collins Graphic Design School, Ltd.
Allentown Business School, Ltd.
Brooks College, Ltd.
Brown Institute, Ltd.
CEC Educated Staffing, Inc.
CEC Holdings I, Inc.
CEC Management, Inc.
The Cooking and Hospitality Institute of Chicago, Inc.
Harrington Institute of Interior Design, Inc.
IAMD, Limited
Market Direct, Inc.
PA Culinary Acquisition Corporation
School of Computer Technology, Inc.
Scottsdale Culinary Institute, Ltd.
Southern California School of Culinary Arts, Ltd.
Western Culinary Institute, Ltd.
Briarcliffe College, Inc.
The Katherine Gibbs School of Montclair, Inc.
California Culinary Academy, Inc.
International Academy of Design & Technology-Detroit, Inc.	The Katherine Gibbs School of Piscataway, Inc.
The Katherine Gibbs Corporation-New York
The Katherine Gibbs Corporation-Melville
The Katherine Gibbs School of Norwalk, Inc.
The Katherine Gibbs School of Providence, Inc.
Gibbs College of Boston, Inc., a private two-year college
McIntosh College, Inc.
Washington Business School, Ltd.
International Academy of Merchandising & Design, Ltd.
International Academy of Merchandising & Design, Inc.
International Academy of Design-Orlando, Inc.
Orlando Culinary Academy, Inc.
Missouri College, Inc.
American InterContinental University, Inc.
EduTrek Systems, Inc.
American InterContinental University-London, Ltd, U.S.
Hoban Holding, Inc.
Pennsylvania Institute of Culinary Arts, Inc.
Marlin Acquisition Corp.
By:	/s/ JOHN M. LARSON John M. Larson Chief Executive Officer and President

        Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities indicated on June 23, 2003.

Signature	Title

/s/ JOHN M. LARSON John M. Larson	Chairman of the Board, President, Chief Executive Officer (Principal Executive Officer) and a Director
/s/ PATRICK K. PESCH Patrick K. Pesch	Executive Vice President, Chief Financial Officer, Treasurer, Secretary (Principal Financial and Accounting Officer) and a Director

SIGNATURES

        Pursuant to the requirements of the Securities Act, EduTrek International, Inc., a Georgia corporation, has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, and State of Illinois on the 23rd day of June, 2003.

EDUTREK INTERNATIONAL, INC.
By:	/s/ JOHN M. LARSON John M. Larson Chief Executive Officer and President

        Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities indicated on June 23, 2003.

Signature	Title

/s/ JOHN M. LARSON John M. Larson	Chairman of the Board, President, Chief Executive Officer (Principal Executive Officer) and a Director
/s/ PATRICK K. PESCH Patrick K. Pesch	Executive Vice President, Chief Financial Officer, Treasurer, Secretary (Principal Financial and Accounting Officer) and a Director
* Todd Steele	Director
*	/s/ JOHN M. LARSON John M. Larson As Attorney-in-fact

SIGNATURES

        Pursuant to the requirements of the Securities Act, each of TCA Group, Inc., a Texas corporation and TCA Beverages, Inc., a Texas corporation, has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, and State of Illinois on the 23rd day of June, 2003.

TCA GROUP, INC. TCA BEVERAGES, INC.
By:	* Harvey Giblin President and Secretary

        Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities indicated on June 23, 2003.

Signature	Title

* Harvey Giblin	President, Secretary (Principal Executive Officer) and a Director
* Marcus McMellon	Vice President, Treasurer, Assistant Secretary (Principal Financial and Accounting Officer) and a Director

*	/s/ JOHN M. LARSON John M. Larson As Attorney-in-fact

SIGNATURES

        Pursuant to the requirements of the Securities Act, Brooks Institute of Photography, L.L.C., a Delaware limited liability company, has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, and State of Illinois on the 23rd day of June, 2003.

BROOKS INSTITUTE OF PHOTOGRAPHY, L.L.C.
By:	/s/ JOHN M. LARSON John M. Larson Manager, Chief Executive Officer and President

        Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities indicated on June 23, 2003.

Signature	Title

/s/ JOHN M. LARSON John M. Larson	Manager, President and Chief Executive Officer (Principal Executive Officer)
/s/ PATRICK K. PESCH Patrick K. Pesch	Manager, Chief Financial Officer, Treasurer and Secretary (Principal Financial and Accounting Officer)

SIGNATURES

        Pursuant to the requirements of the Securities Act, each of the following subsidiaries of Career Education Corporation: CEC Europe, LLC, a Delaware limited liability company, ABS Educational Heritage, LLC, a Delaware limited liability company, Briarcliffe Educational Heritage, LLC, a Delaware limited liability company, KGS Educational Heritage, LLC, a Delaware limited liability company, LCB Educational Heritage, LLC, a Delaware limited liability company, AIU Educational Heritage, LLC, a Delaware limited liability company, CEC OnLine Sales, LLC, an Illinois limited liability company, and PA Culinary Educational Heritage, LLC, a Delaware limited liability company, has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, and State of Illinois on the 23rd day of June, 2003.

LCB EDUCATIONAL HERITAGE, LLC	CEC EUROPE, LLC
AIU EDUCATIONAL HERITAGE, LLC	ABS EDUCATIONAL HERITAGE, LLC
CEC ONLINE SALES, LLC	BRIARCLIFFE EDUCATIONAL HERITAGE, LLC
PA CULINARY EDUCATIONAL HERITAGE, LLC	KGS EDUCATIONAL HERITAGE, LLC
	By:	/s/ JOHN M. LARSON John M. Larson Manager, Chief Executive Officer and President

        Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities indicated on June 23, 2003.

Signature	Title

/s/ JOHN M. LARSON John M. Larson	Manager, President and Chief Executive Officer (Principal Executive Officer)
/s/ PATRICK K. PESCH Patrick K. Pesch	Manager, Chief Financial Officer, Treasurer and Secretary (Principal Financial and Accounting Officer)
* Robert W. Nachtsheim	Manager
* John P. Graham	Manager
*	/s/ JOHN M. LARSON John M. Larson As Attorney-in-fact

SIGNATURES

        Pursuant to the requirements of the Securities Act, CEC e-Learning, L.L.C., a Delaware limited liability company, has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, and State of Illinois on the 23rd day of June, 2003.

CEC E-LEARNING, L.L.C.
By:	/s/ JOHN M. LARSON John M. Larson Chief Executive Officer and President

        Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities indicated on June 23, 2003.

Signature	Title

/s/ JOHN M. LARSON John M. Larson	President and Chief Executive Officer (Principal Executive Officer)
/s/ PATRICK K. PESCH Patrick K. Pesch	Chief Financial Officer, Treasurer and Secretary (Principal Financial and Accounting Officer)
Career Education Corporation
By:	/s/ JOHN M. LARSON	Member and Manager
Its:	President and Chief Executive Officer

SIGNATURES

        Pursuant to the requirements of the Securities Act, LCB Culinary Schools, LLC, a Delaware limited liability company, has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, and State of Illinois on the 23rd day of June, 2003.

LCB CULINARY SCHOOLS, L.L.C.
By:	/s/ JOHN M. LARSON John M. Larson Chief Executive Officer and President

        Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities indicated on June 23, 2003.

Signature	Title

/s/ JOHN M. LARSON John M. Larson	President and Chief Executive Officer (Principal Executive Officer)
/s/ PATRICK K. PESCH Patrick K. Pesch	Chief Financial Officer, Treasurer and Secretary (Principal Financial and Accounting Officer)
Career Education Corporation
By:	/s/ JOHN M. LARSON	Member and Manager
Its:	President and Chief Executive Officer
CEC Holdings I, Inc.
By:	/s/ JOHN M. LARSON	Member and Manager
Its:	President and Chief Executive Officer

SIGNATURES

        Pursuant to the requirements of the Securities Act, Katherine Gibbs of Philadelphia, LLC, a Pennsylvania limited liability company, has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, and State of Illinois on the 23rd day of June, 2003.

KATHERINE GIBBS OF PHILADELPHIA, LLC
By:	/s/ JOHN M. LARSON John M. Larson Chief Executive Officer and President

        Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities indicated on June 23, 2003.

Signature	Title

/s/ JOHN M. LARSON John M. Larson	President and Chief Executive Officer (Principal Executive Officer)
/s/ PATRICK K. PESCH Patrick K. Pesch	Chief Financial Officer, Treasurer and Secretary (Principal Financial and Accounting Officer)
Career Education Corporation
By:	/s/ JOHN M. LARSON	Manager
Its:	President and Chief Executive Officer

SIGNATURES

        Pursuant to the requirements of the Securities Act, each of CEC Employee Group, LLC, a Delaware limited liability company has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, and State of Illinois on the 23rd day of June, 2003.

CEC EMPLOYEE GROUP, LLC
By:	/s/ JOHN M. LARSON John M. Larson Chief Executive Officer and President

        Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities indicated on June 23, 2003.

Signature	Title

/s/ JOHN M. LARSON John M. Larson	Authorized Signatory (Principal Executive Officer)
/s/ PATRICK K. PESCH Patrick K. Pesch	Authorized Signatory (Principal Financial and Accounting Officer)
The Katherine Gibbs Corporation-New York
By:	/s/ JOHN M. LARSON	Member and Manager
Its:	President and Chief Executive Officer

SIGNATURES

        Pursuant to the requirements of the Securities Act, TCA Acquisition, L.P., a Texas limited partnership, has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, and State of Illinois on the 23rd day of June, 2003.

TCA ACQUISITION, L.P.
By:	CEC EMPLOYEE GROUP, LLC, its General Partner
By:	/s/ JOHN M. LARSON John M. Larson Chief Executive Officer and President

        Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities indicated on June 23, 2003.

Signature	Title

/s/ JOHN M. LARSON John M. Larson	President and Chief Executive Officer (Principal Executive Officer) of its General Partner
/s/ PATRICK K. PESCH Patrick K. Pesch	Chief Financial Officer, Treasurer and Secretary (Principal Financial and Accounting Officer) of its General Partner
CEC EMPLOYEE GROUP, LLC
By:	/s/ JOHN M. LARSON	Member and Manager of its General Partner
Its:	Authorized Signatory

SIGNATURES

        Pursuant to the requirements of the Securities Act, California Culinary Academy, LLC, a Delaware limited liability company, has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, and State of Illinois on the 23rd day of June, 2003.

CALIFORNIA CULINARY ACADEMY, LLC
By:	/s/ JOHN M. LARSON John M. Larson Chief Executive Officer and President

        Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities indicated on June 23, 2003.

Signature	Title

/s/ JOHN M. LARSON John M. Larson	President and Chief Executive Officer (Principal Executive Officer)
/s/ PATRICK K. PESCH Patrick K. Pesch	Chief Financial Officer, Treasurer and Secretary (Principal Financial and Accounting Officer)
Career Education Corporation
By:	/s/ JOHN M. LARSON	Manager
Its:	President and Chief Executive Officer

SIGNATURES

        Pursuant to the requirements of the Securities Act, Scottsdale Group, LLC and Scottsdale Beverages, LLC, each a Nevada limited liability company, has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, and State of Illinois on the 23rd day of June, 2003.

SCOTTSDALE GROUP, LLC SCOTTSDALE BEVERAGES, LLC
By:	* John P. Graham Manager

        Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities indicated on June 23, 2003.

Signature	Title

* Renee Braittin	Manager
* John P. Graham	Manager
* Jennifer White	Manager
*	/s/ JOHN M. LARSON John M. Larson As Attorney-in-fact

EXHIBIT INDEX

Exhibits
23.1	Consent of Ernst & Young LLP with respect to the consolidated financial statements of Career Education Corporation.

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